NEWS RELEASE

Contact:
Jeffrey Freedman, Investor Relations
investorrelations@ecostim-es.com
281-531-7200

Eco-Stim Energy Solutions Announces Approval for Listing on NASDAQ

HOUSTON, TEXAS & NEUQUEN CITY, ARGENTINA – April 6, 2015 - Eco-Stim Energy Solutions, Inc. (ESES) (“EcoStim” or the “Company”) announced today that it has received confirmation that its application to list the company’s common stock on the NASDAQ Capital Market has been approved by The NASDAQ Stock Market, a unit of the NASDAQ OMX Group.

EcoStim’s common stock is expected to begin trading on the NASDAQ Capital Market at the opening of trading on April 10, 2015 under the ticker symbol, ESES. The Company’s common stock will continue to trade on the Over-the-Counter Bulletin Board until the market close on April 9, 2015 under the ticker symbol, ESES.

J. Chris Boswell, CEO of EcoStim stated, “Our listing on the NASDAQ is a major milestone for EcoStim and a testament to the tremendous progress we have made over the past year. We believe that the NASDAQ listing will help broaden our shareholder base and provide better liquidity for all shareholders. We continue to believe that the emerging shale oil and gas basins around the world, and in particular the Vaca Muerta shale play in Argentina, offer investors a unique growth opportunity.”

EcoStim has established a meaningful presence in this region, offering well stimulation, coiled tubing, and field management services to an expanding customer base in Argentina. This technology platform offers customers an approach that reduces the ecological impact on communities while at the same time reducing cost.

Boswell went on to say, “We feel our approach is especially important in lower commodity price environments as operators focus on more economical and ecological solutions to their drilling and completion programs. However, in Argentina where oil and gas prices are substantially above the prices being realized in the US and other parts of the world, the oil and gas development activity level remains strong which offers those companies participating in the local market the opportunity to grow. At EcoStim, we will continue to identify other undersupplied regions of the world where we can offer our technology and services while creating shareholder value.”

About the Company

Eco-Stim Energy Solutions is an environmentally focused oilfield service and technology company providing proprietary field management technologies and well stimulation and completion services to oil and gas producers drilling in the rapidly expanding international unconventional shale market. EcoStim’s proprietary methodology and technology offers the potential to decrease the number of stages stimulated in shale plays through a unique process that predicts high probability production zones while confirming those production zones using the latest generation down-hole diagnostic tools. In addition, EcoStim offers its clients completion techniques that can dramatically reduce horsepower requirements, emissions, surface footprint and water usage. EcoStim seeks to deliver well completion services with better technology, better ecology and significantly improved economics for unconventional oil and gas producers worldwide.

Forward-Looking Statements:

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management’s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

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